Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)   The accompanying Quarterly Report on Form 10-Q/A for the quarter ended November 28, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 17, 2005

/ s /Frederick M. Green	, Chief Executive Officer
Frederick M. Green

/ s /William J. Birmingham	, Interim Chief Financial Officer
William J. Birmingham